APPENDIX A

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER,  dated as of ------------  1999,  pursuant to
Section 253 of the  Delaware  General  Corporation  Law (the "DGCL") and Section
607.1104 of the Florida Business Corporation Act (the "FBCA"), between American Metals Service, Inc., a Florida corporation having its principal place of business at 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921 (the "Company"), and American Metals Service, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, having its principal place of business at 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921 (the "Surviving Company").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Florida with total authorized capital stock of Six Million (6,000,000) shares, $.01 par value per share (the "Company Common Stock").

     WHEREAS, the Surviving Company is a corporation duly organized and existing under the laws of the State of Delaware and will have, effective at the Effective Date (as defined below) total authorized capital stock of Twelve Million (12,000,000) shares, $.01 par value per share (the "Surviving Company Common Stock").

     WHEREAS, the respective Boards of Directors of the Company and the Surviving Company have each adopted resolutions approving this Agreement and Plan of Merger.

     NOW THEREFORE, in consideration of the foregoing and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. MERGER. The Company shall be merged with and into the Surviving Company pursuant to Section 253 of the DGCL and Section 607.1104 the FBCA. The Surviving Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Company shall cease forthwith upon the Effective Date. The merger of the Company with and into the Surviving Company shall hereinafter be referred to as the "Merger."

     2. SHAREHOLDER APPROVAL. As soon as practicable after the execution of this Agreement and Plan of Merger, the Company and the Surviving Company shall, if necessary under the DGCL and FBCA, submit this Agreement and Plan of Merger to their respective shareholders for approval.

     3. EFFECTIVE DATE. The Merger shall be effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Florida, which filings shall be made as soon as practicable after all required shareholder approvals have been obtained. The time of such effectiveness shall hereinafter be referred to as the "Effective Date."

     4. COMMON STOCK OF THE COMPANY. On the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, each share of Company Common Stock shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Surviving Company Common Stock.

     5. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Company Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of the Surviving Company Common Stock into which the shares of the Company represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Surviving Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Surviving Company evidenced by such outstanding certificate as above provided. On request, the Surviving Company will issue new certificates to anyone who holds stock certificates of the Company. Any request for new certificates will be subject to normal stock transfer requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

     6. STOCK OPTION PLAN.

          (a) On the Effective Date, if any options or rights granted under the Company's 1983 incentive stock option plan remain outstanding, then the Surviving Company shall assume the outstanding and unexercised portions of such options and such options shall be changed and converted into options to purchase Surviving Company Common Stock, such that an option to purchase one (1) share of the Company Common Stock shall be converted into an option to purchase one (1) share of the Surviving Company Common Stock. No other changes in the terms and conditions of such options shall occur.

          (b) One (1) share of the Surviving Company Common Stock shall be reserved for issuance under the Company's 1983 stock option plan from and after the Effective Date for each option to purchase one
               (1) share of the Company Common Stock so reserved immediately prior to the Effective Date.

          (c) No "additional benefits" within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986 (as amended) shall be accorded to the option holders pursuant to the assumption of their options.

     7. EMPLOYEE BENEFIT PLANS. On the Effective Date, the Surviving Company shall assume all obligations of the Company under any and all employee benefit plans in effect as of such date with respect to which employee rights or accrued benefits are outstanding as of such date. On the Effective Date, the Surviving Company shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger.

     8. SUCCESSION. On the Effective Date, the Surviving Company shall succeed to all of the rights, privileges, debts, liabilities, powers and property of the Company in the manner of and as more fully set forth in Section 259 of the DGCL. Without limiting the foregoing, upon the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Company shall be transferred to, vested in and devolved upon the Surviving Company without further act or deed and all property, rights, and every other interest of the Company and the Surviving Company shall be as effectively the property of the Surviving Company as they were of the Company and the Surviving Company, respectively. All rights of creditors of the Company and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     9. CERTIFICATE OF INCORPORATION AND BYLAWS. From and after the Effective Date, the Certificate of Incorporation, substantially in the form of Exhibit A hereto, and Bylaws, substantially in the form of Exhibit B hereto, of the Surviving Company shall continue in full force and effect until further amended in accordance with the provisions thereof and applicable law.

     10. DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the Surviving Company on the Effective Date shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

     11. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to best or perfect in or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of the Company are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     12. ABANDONMENT. Notwithstanding the approval of this Merger Agreement by the shareholders of the Company or by the sole stockholder of the Surviving Company, at any time before the Effective Date, (a) this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Company or the Surviving Company or both, including by reason of a determination, in the sole discretion of either Board of Directors, that holders of an unacceptable number of shares intend to exercise their statutory appraisal rights pursuant to Section 607.1320 of the FBCA, or (b) the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of the Company and the Surviving Company, such action would be in the best interests of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either corporation or their respective Board of Directors or stockholders with respect thereto, except that the Company shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

     13. CONDITIONS TO MERGER. The obligation of the corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the corporations in its sole discretion to the extent permitted by law):

          (a) the Merger shall have been approved by the shareholders of the Company in accordance with applicable provisions of the FBCA;

          (b) the Company, as sole stockholder of the Surviving Company, shall have approved the Merger in accordance with the DGCL; and

          (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of the Company to be material to the consummation of the Merger shall have been obtained.

     14. AMENDMENT. This Agreement and Plan of Merger may be amended by the Boards of Directors of the Company and the Surviving Company at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of this Agreement and Plan of Merger by either the shareholders of the Company or the sole stockholder of the Surviving Company shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Company to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the holders of any class or series of the stock of such corporation.

     15. GOVERNING LAW. This Agreement and Plan of Merger and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     16. DISSENTERS' RIGHTS. Shareholders of the Company who dissent from the Merger pursuant to Section 607.1320 of the FBCA may be entitled, if they comply with the provisions of the FBCA regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

     17. COUNTERPARTS. In order to facilitate the filing and recording of this Agreement and Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and attested on its behalf by its officers hereunto duly authorized, as of the date first above written.

                                         AMERICAN METALS SERVICE, INC.,
                                         a Florida corporation

                                       By:
                                              ----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------
ATTESTED

By:
      ---------------------------
Name:
      ---------------------------
Title:
      ---------------------------

                                         AMERICAN METALS SERVICE, INC.,
                                         a Delaware corporation

                                       By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------
ATTESTED

By:
      ----------------------------
Name:
      ----------------------------
Title:
      ----------------------------

                                                         EXHIBIT A TO APPENDIX A


                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN METALS SERVICE, INC.

                     (Pursuant to Section 101 and 102 of the
                General Corporation Law of the State of Delaware)



     The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:



     FIRST: The name of the corporation (the "Corporation") is American Metals Service, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 12,000,000 shares of common stock, par value $0.01 per share. The holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at any such meeting.

     FIFTH: The name and mailing address of the sole incorporator is as follows:


         NAME                                         ADDRESS
         ----                                         -------

         Guy P. Lander                                c/o Rosenman & Colin LLP
                                                      575 Madison Avenue
                                                      New York, NY 10022-2585

     SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation, provided that any By-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

     SEVENTH: Election of directors need not be by written ballot.

     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article EIGHTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may by amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: The number of directors of the Corporation shall be fixed as provided by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

     IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under penalty of perjury, that this Certificate is my act and deed and that the facts stated herein are true this ______ day of _________ 1999.

                                                   -----------------------------
                                                   Guy P. Lander
                                                   Sole Incorporator

                                                         EXHIBIT B TO APPENDIX A



                                   BY-LAWS OF

                          AMERICAN METALS SERVICE, INC.

                            (a Delaware corporation)


                                    ARTICLE I
                                   -----------

                            Meetings of Stockholders
                            ------------------------

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of AMERICAN METALS SERVICE, INC. (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be fixed by the Board of Directors (the "Board") or if no date and time are so fixed, on the second Tuesday, in May of each year, if not a legal holiday, and if a holiday, then on the next succeeding day not a legal holiday, at the office of the Corporation or at such other place and at such hour as shall be designated by the Board, or, if no such time be fixed, then at 10:00 o'clock in the forenoon.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board or by the holder or holders on the date of the call of not less than 25% of the issued and outstanding shares of capital stock entitled to vote at such special meeting.

     SECTION 3. NOTICE OF MEETINGS. Notice of the place, date and hour of each annual and special meeting of the stockholders and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope, not less than ten or more than 60 days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     SECTION 4. QUORUM. At all meetings of the stockholders, the holders of the majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the shares of the capital stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 5. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board, or, if none or in the Chairman's absence, the Chief Executive Officer, or, if none or in the absence of the Chief Executive Officer, the Vice Chairman of the Board, or, if none or in the absence of the Vice Chairman of the Board, the President, or, if none or in the President's absence any Vice President of the Corporation, shall act as chairman of the meeting or, if no one of the foregoing officers is present, a chairman shall be chosen at the meeting by the stockholders entitled to vote who are present in person or by proxy. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 6. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 7. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation:

          (a)  on the date  fixed  pursuant  to the  provisions  of Section 5 of
               Article V of these By-laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise required by statute or by the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall require the vote of a majority of the votes cast at a meeting of the holders of the capital stock of the Corporation entitled to vote thereon. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 8. LIST OF STOCKHOLDERS. A list of stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the stockholders upon the request of any stockholder made at or prior to such meeting.

     SECTION 9. INSPECTORS. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     SECTION 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders, if any, who have not consented in writing.

                                   ARTICLE II
                                   ----------
                               Board of Directors
                               -------------------

     SECTION 1. GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     SECTION 2. NUMBER, INCREASE OR DECREASE THERETO AND TERM OF OFFICE. The Board shall consist of one or more directors as may be fixed from time to time by action of the Board, which number may be increased and decreased as provided in this Section 2 of this Article II, one of whom may be selected by the Board to be its Chairman. Directors need not be stockholders.

     The Board, by the vote of a majority of the entire Board, may increase the number of directors and may elect directors to fill the vacancies created by any such increase in the number of directors until their successors are duly elected and qualified. The Board, by the vote of a majority of the entire Board, may decrease the number of directors, but any such decrease shall not affect the term of office of any director. Vacancies occurring by reason of any such increase or decrease shall be filled in accordance with Section 13 of this
Article II.

     SECTION 3. PLACE OF MEETING. Meetings of the Board shall be held at the principal office of the Corporation in the State of New Jersey or at such other place, within or without such state, as the Board may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 4. ANNUAL MEETING. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

     SECTION 5. REGULAR MEETING. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-laws.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or by a majority of the entire Board.

     SECTION 7. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile telegraph, telex, cable or wireless, or be delivered to him personally or by telephone, at least 24 hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Notice of any such meeting need not be given to, any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

     SECTION 8. QUORUM AND MANNER OF ACTING. Except as hereinafter provided, a majority of the entire Board shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if all members of the Board consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the Board.

     SECTION 10. TELEPHONIC PARTICIPATION. One or more members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     SECTION 11. ORGANIZATION. At each meeting of the Board, the Chairman or, in his absence, the Vice Chairman or, in his absence, the Chief Executive officer or, in his absence, the President or, in his absence, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person who shall be an Assistant Secretary, if any of them shall be present at such meeting, or in the absence of an Assistant Secretary, such person as shall be appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 12. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 13. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior-to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in the manner provided by statute. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until their successors shall be elected and qualified.

     SECTION 14. REMOVAL OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation or in these By-laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-laws provided.

     SECTION 15. COMPENSATION. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

                                  ARTICLE III
                                  -----------
                         Executive and Other Committees
                         ------------------------------

     SECTION 1. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

     SECTION 2. GENERAL. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meeting shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

     SECTION 3. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if all of the members of the committee consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the committee.

     SECTION 4. TELEPHONE PARTICIPATION. One or more members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                                   ARTICLE IV
                                  ------------
                                    Officers
                                    --------

     SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall include a Chairman of the Board, who shall be chosen from among the directors, and a President and a Secretary, and may include a Vice Chairman of the Board, who shall be chosen from among the directors, and one or more Executive Vice Presidents, one or more Vice Presidents, a Chief Executive Officer, a Chief Financial Officer and a Treasurer. Any two or more offices may be held by the same person, except that no person shall hold at one time the offices of President and Secretary; provided that when all of the issued and outstanding stock of the Corporation is held by one person, such person may hold all or any combination of offices. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-laws. The Chairman of the Board or the President shall have the power to appoint such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3. REMOVAL. Any officer or agent of the corporation may be removed, either with or without cause, at any time, by the Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President.

     SECTION 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The Board of Directors may from time to time, by a majority vote of the whole Board of Directors, designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general and active supervision over the business and affairs of the Corporation, subject, however, to the control of the Board. He shall see that all orders and resolutions of the Board are carried into effect. He may sign, with the Chief Financial Officer, the Treasurer, or the Secretary or Assistant Secretary, certificates of stock of the Corporation. He may sign, execute and deliver in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or where any of them shall be required by law or otherwise to be signed, executed or delivered.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board, at which he is present, and shall perform such other duties as from time to time may be prescribed by the Board of Directors.

     SECTION 7. THE PRESIDENT. The President may sign, with the Chief Financial Officer, the Treasurer or the Secretary or an Assistant Treasurer or Assistant Secretary, certificates of stock of the Corporation and in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board.

     SECTION 8. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall perform such duties as from time to time may be prescribed by the Board of Directors or the Chairman of the Board.

     SECTION 9. THE VICE PRESIDENTS. Each Executive Vice President and each other Vice President shall have such powers and perform such duties as the Board, the Chief Executive Officer or the President may from time to time prescribe and shall perform such other duties as may be prescribed by the By-laws. Any Executive Vice President or other Vice President may sign, with the Chief Financial Officer or the Treasurer or the Assistant Treasurer or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. At the request of the Chief Executive Officer or the President, or in case of either officer's disability or other inability to act, the Board of Directors may, by a majority vote of the entire Board, designate any one of the Executive Vice Presidents or other Vice Presidents to perform the duties of the Chief Executive Officer or the President for such time and subject to such conditions and limitations as the Board may determine.

     SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

          (c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board or pursuant to its direction;

          (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

          (e)  disburse  the  funds  of  the   Corporation   and  supervise  the
               investments of its funds, taking proper vouchers therefor;

          (f) render to the Board, whenever the Board may require, an account of the financial condition of the corporation;

          (g) have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries, including: the supervision of the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and the direction of the manner of certifying the same; the supervision of the manner of keeping all vouchers for payments by the Corporation and its subsidiaries, and all other documents relating to such payments; the receiving, auditing and consolidation of all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; the supervision of the books of account of the Corporation and its subsidiaries, their arrangement and classification; and the supervision of the account and auditing practices of the Corporation and its subsidiaries; and

          (h) shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board.


     SECTION 11. TREASURER. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board or the President.

     SECTION 12.   SECRETARY. The Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board and of the stockholders, and, if requested, of the committees of the Board;

          (b) see that all notices are duly given in accordance with the provisions of the By-laws and as required by law;

          (c) be custodian of the seal of the Corporation and affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board.


     SECTION 13. ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board shall from time to time prescribe.

     SECTION 14. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

     SECTION 15. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board, the Chief Executive Officer or the President the power to fix the compensation of officers and agents appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event that there is only one director of the Corporation) shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE V
                                   ---------
                                  Shares, Etc.
                                  ------------

     SECTION 1. STOCK CERTIFICATES. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman or the Vice Chairman of the Board, or the President or any Executive Vice President, Senior Vice President or other Vice President and by the Treasurer or the Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

     SECTION 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

     SECTION 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.

     SECTION 4. REGULATIONS. The Board may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. FIXING OF RECORD DATE. The Board may fix, in advance, a date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the stockholders or before the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were stockholders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix, in advance, a date not more than sixty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interest arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     SECTION 6. LOST, DESTROYED OR MUTILATED CERTIFICATE. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

                                   ARTICLE VI
                                   ----------
                 Contracts, Checks, Drafts, Bank Accounts, Etc.
                 ----------------------------------------------

     SECTION 1. EXECUTION OF CONTRACTS. Except as otherwise required by statute, the Certificate of Incorporation or these By-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount, except in the ordinary course of business and within the scope of his authority as set forth in these By-laws.

     SECTION 2. LOANS. Unless the Board shall otherwise determine, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President, the Chief Financial Officer or any Executive Vice President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

     SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

                                  ARTICLE VII
                                  -----------
                                    Offices
                                    -------

     SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be as specified in the Certificate of Incorporation.

     SECTION 2. OTHER OFFICES. The Corporation may also have such offices, both within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.


                                  ARTICLE VIII
                                  ------------
                                  Fiscal Year
                                  -----------

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall end on August 31 of each calendar year.


                                   ARTICLE IX
                                   ----------
                                      Seal
                                      ----

     The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal", "Delaware" and the year of incorporation.

                                   ARTICLE X
                                   ---------
                                Indemnification
                                ---------------

     Any person made or threatened to be made a party to or involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter, "Proceeding") by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, loss and liability (including, without limitation, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees), actually and necessarily incurred or suffered by him in connection with the defense of or as a result of such Proceeding, or in connection with any appeal therein. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which services was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.


                                   ARTICLE XI
                                   ----------
                                   Amendment
                                   ---------

     The By-laws may be amended, repealed or altered by vote of the holders of a majority of the shares of stock at the time entitled to vote in the election of directors, except as otherwise provided in the Certificate of Incorporation. The By-laws may also be amended, repealed or altered by the Board, but any By-law adopted by the Board may be amended, repealed or altered by the stockholders entitled to vote thereon as herein provided.